EXHIBIT 99.1







                                  CERTIFICATION



          Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Commerce Bancorp, Inc. ("Commerce"), that the Annual Report for the Commerce Bancorp, Inc. 401(k) Retirement Plan (the "Plan") on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the assets available for benefits and changes in assets available for benefits of the Plan.

         This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Commerce and will be retained by Commerce and furnished to the Securities and Exchange Commission or its staff upon request.


     Date:    June 30, 2003                    By: /s/  Vernon W. Hill, II
                                                   -----------------------------
                                                        Vernon W. Hill, II
                                                        Chief Executive Officer


     Date:    June 30, 2003                    By: /s/  Douglas J. Pauls
                                                   -----------------------------
                                                        Douglas J. Pauls
                                                        Chief Financial Officer